UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 31, 2019

IONIX TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	000- 54485	45-0713638
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

No. 279 Zhongnan Road, Zhongshan District
Dalian City, Liaoning Province, China 116000

(Address of principal executive offices, including zip code)

+(86) 138 8954 0873

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:            None

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of the principal U.S. market
Common Stock, par value $0.0001 per share	IINX	OTCQB marketplace of OTC Markets, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of July 31, 2019, Chunde Song resigned as a member of the Board of Directors (the “Board”) of Ionix Technology, Inc.. (“we,” “us,” “our,” or the “Company), Mr. Song’s resignation was not the result of a disagreement with us on any matter relating to our operations, policies, or practices. Effective upon resignation of Mr. Song, on July 31, 2019, our Board increased the number of members constituting the Board from four (4) to nine (9) and appointed the following five (5) new members (“New Directors”): Anthony Vincent Saviano, Hui Zhang, Yongsheng Fu, Zhenyu Wang and Qinghua Shi to the Board.

Anthony Saviano, age 50, has more than 20 years of experience in finance, management and business development, which he achieved through his self-education and learning experience, including entrepreneurial start-ups in the real estate industries and energy sector. Since 2013, Mr. Saviano has served as the Chief Executive Officer of World Energy Asset Management, Inc., a developmental stage oil and gas company with a focus on well remediation and advanced new technologies in the petroleum industry. Also, since 2015, Mr. Saviano has served as the Chief Executive Officer of Infinity Fund LLC, a privately funded investment and debt solutions group he founded.

Hui Zhang, age 53, has over 20 years of experience as a certified public accountant. Since May 2009, he has served as vice director of Audit Department of Dalian Huarui Heavy Industry Group Co., Ltd. Also, since December 2002, he has served as the Chinese Certified Public Accountant (CICPA) in Liaoning Dongzheng Accounting Firm. Mr. Zhang holds his bachelor degree in accounting from Liaoning University, which he received in 1989.

Zhenyu Wang, age 44, has over 20 years of experience in the management and marketing. Since 2011, Mr. Wang has served as a project manager at LG Group, focusing in the overall operation of projects. From 1998 to 2011, Mr. Wang was engaged in marketing work for TCL. Mr. Wang graduated from Jiamusi University in 1998 with a bachelor degree in accounting.

Yongsheng Fu, age 64, has retired from his service in 2015. Prior to his retirement, from 1999 to 2015, he served as vice director of Jiamusi Electric Heater Factory and was responsible for the production and operation of the factory. Mr. Fu graduated from Jiamusi University in 1982 with a bachelor degree in Economic Statistics.

Qinghua Shi, age 43, has served as the Information Director in Zhongyi Trading Companysince since 2011. Prior to that position, from 2005 to 2011, he worked in the business planning department of Dalian Daxian Group Co., Ltd focusing on generating operation and procurement plans. Ms. Shi holds his bachelor degree in logistics management from Dalian Jiaotong University, which he received in 2000.

In connection with the appointment of New Directors and based upon information requested from and provided by each New Director concerning his background, employment and affiliations, including family relationship, the Board determined that each New Director would qualify as “independent” as that term is defined by Nasdaq Listing Rule 506(a)(2).

There are no other arrangements or understandings between New Directors and any other person pursuant to which each New Director was as appointed as member of the Board. In addition, there are no family relationships between each New Director and any of the Company's other officers or directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ionix Technology, Inc.

Date: August 6, 2019	By	/s/ Yubao Liu
Yubao Liu
Duly Authorized Officer, Chief Executive Officer